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                                  EXHIBIT 23(b)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors Alpha Industries, Inc.:


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for the Alpha Industries Savings and Retirement 401(K) Plan (the "Plan") of our audit report dated April 28, 2000 on the consolidated financial statements of Alpha Industries, Inc. and subsidiaries as of April 2, 2000 and for each of the years in the three-year period then ended.

   /s/ KPMG LLP
----------------------------

Boston, Massachusetts

June 25, 2001


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